EXHIBIT 23(b)

                               CONSENT OF COUNSEL


Integon (Re (Barbados), Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.

                                            s/LeBoeuf,  Lamb,  Greene &  MacRae,
L.L.P.

Washington, D.C.
March 19, 2001


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